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                                                                    EXHIBIT 10.8

                       HOUSING MANAGEMENT AGREEMENT


This Agreement is made this 1st day of January 1987, between Chastleton Apartments Associates (Owner) and Interstate General Company L.P. (Agent).


1.   Appointment and Acceptance.  The Owner appoints the Agent as exclusive
     --------------------------
     agent for the management of the property described in Section 2 of this Agreement, and the Agent accepts the appointment, subject to the terms and conditions set forth in this Agreement.

2.   Description of Project.  The property to be managed by the Agent under
     ----------------------
     this Agreement (the "Project") is a housing development, consisting of the land, buildings, and other improvements which make up Project No. 052-35452-PM. The Project is further described as follows:


     Name:  Chastleton Apartments
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     Location:  City:   Washington
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                State:  District  20009
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     Number of dwelling units:  300

3.   Definitions.  As used in this Agreement:

     a.   "HUD" means the United States Department of Housing and Urban
          Development.

     b. "Secretary" means the Secretary of the United States Department of Housing and Urban Development.

     c. "Mortgage" means that certain Deed of Trust between the Owner, as mortgagor, and the mortgagee, with respect to the Project, which mortgage is insured by the United States Department of Housing and Urban Development.

     d.   "Mortagee" means any holder of the Mortgage.

     e.   "Principal Parties" means the Owner and the Agent.

     f.   "Consenting Parties" means the Secretary and the Mortgagee.

4.   HUD Requirements.  The Project is subject to a mortgage which will be
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     or is insured by HUD under Section 221(d)4 of the National Housing
     Act, and the Owner has or will accordingly enter into a Regulatory Agreement with the Secretary, whereby the Owner is obligated to provide for management of the project in a manner satisfactory to the Secretary. The Owner has or will furnish the Agent with copies of the Regulatory Agreement. In performing its duties under this Management Agreement, the Agent will comply with all pertinent requirements of the Regulatory Agreement and the directives
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     of the Secretary. In the event any instruction from the Owner is in contravention of such requirements, the latter will prevail.

5.   Management Plans Form HUD-9405.   Attached hereto as an Exhibit and
     ------------------------------
     hereby incorporated herein, is a copy of the Management Plan for the Project, which provides a comprehensive and detailed description of the policies and procedures to be followed in the management of the Project. In many of its provisions, this Agreement briefly defines the nature of the Agent?s obligations, with the intention that reference be made to the Management Plan for more detailed policies and procedures. Accordingly, the Owner and the Agent will comply with all applicable provisions of the Management Plan, regardless of whether specific reference is made thereto in any particular provision of this Agreement.

6.   Management Input During HUD Processing.   The Agent will advise and
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     assist the Owner with respect to management input during the remaining
     stages of HUD mortgage insurance processing.   The Agent's specific
     tasks will be as follows:

     a. Preparation and submission to the Owner of a recommended operating budget for the initial operating year of the Project;

     b.   Participation in the pre-occupancy conference with HUD officials;

     c. Preparation and submission to the Owner (for the Owner's signature and submission to HUD) of the monthly Statement of Income and Expenses (Forms HUD-931479, HUD-93480, HUD 93481) throughout the period from initial occupancy through the achievement of sustaining (95%) occupancy;

     d. Participation in the on-site inspection of the Project, required by HUD approximately ninety (90) days subsequent to initial occupancy; and

     e. Continuing review of the Management Plan, for the purpose of keeping the Owner advised of necessary or desirable changes.

7.   Basic Information.   As soon as possible, the Owner will furnish the
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     Agent with a complete set of plans and specifications approved by the
     Secretary and copies of all guarantees and warrantees pertinent to construction, fixtures and equipment. With the aid of this information and through inspection by competent personnel, the Agent will thoroughly familiarize itself with the character, location, construction, layout, plan and operation of the Project, and especially the electrical, heating, plumbing, air-conditioning and ventilating systems, and all other mechanical equipment.

8.   Liaison with Architect and General Contractor.  During the planning
     ---------------------------------------------
     and construction phases, the Agent will maintain direct liaison with the architect and general contractor, in order to coordinate management concerns with the design and
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     construction of the Project, and to facilitate completion of any corrective work and the Agent's responsibilities for arranging facilities and services pursuant to Section 14 of this Agreement. The Agent will keep the Owner advised of all significant matters in this connection.

9.   Marketing.  The Agent will carry out the marketing activities prescribed in
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     the Management Plan, observing all requirements of the Affirmative
     Marketing Plan. Subject to the Owner's prior approval, advertising expenses will be paid out of the Rental Agency Account as Project expenses.

10.  Rentals.   The Agent will offer for rent and will rent the dwelling units,
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     parking spaces, commercial space and other rental facilities and concessions in the Project. Incident thereto, the following provisions will apply:

     a. The Agent will make preparation for initial rent-up, as described in the Management Plan.

     b. The Agent will follow the tenant selection policy described in the Management Plan, giving preference to families who have certificates of eligibility as displaced persons.

     c.   The Agent will show the premises to prospective tenants.

     d. The Agent will take and process applications for rentals. If an application is rejected, the applicant will be told the reason for rejection, and the rejected application, with reason for rejection noted thereon, will be kept on file for one (1) year. A current list of prospective tenants will be maintained.

     e. The Agent will prepare all dwelling leases and parking permits, and will execute the same in its name, identified thereon as Agent for the Owner. The terms of all leases will comply with the pertinent provisions of the Regulatory Agreement and the directives of the Secretary. Dwelling leases will be in a form approved by the Owner and the Secretary, but individual dwelling leases and parking permits need not be submitted for the approval of the Owner or the Secretary.

     f. The Owner will furnish the Agent with rent schedules showing fair market rents for dwelling units and other charges for facilities and services. In no event will such fair market rents and other charges be exceeded. Eligibility for dwelling rents that are less than such fair market rents, and the amount of such lesser rents, will be determined in accordance with the Regulatory Agreement and the directives of the Secretary.

     g. The Agent will negotiate commercial leases and concession agreements, and will execute the same in its name, identified thereon as agent for the Owner, subject to the Owner's prior approval of all terms and conditions. Commercial rents will not be less than the minimums from time to time approved by the Secretary.
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     h.   The Agent will collect, deposit, and disburse security deposits, if required, in accordance with the terms of each tenant's lease.
          The amount of each security deposit will be as specified in the Management Plan. Security deposits will be deposited by the Agent in an interest-bearing account, separate from all other accounts and funds, with a bank or other financial institution whose deposits are insured by an agency of the United States
          Government.   This account will be carried in the Agent's name
          and designated of record as "Security Deposit Account for New
          Forest".

11.  Collection of Rents and Other Receipts.   The Agent will collect when
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     due all rents, charges, and other amounts receivable on the Owner's account in connection with the management and operation of the
     Project.   Such receipts (except for tenant's security deposits, which will be handled as specified in Subsection 10 h above) will be deposited in an account, separate from all other accounts and funds, with a bank whose deposits are insured by the Federal Deposit
     Insurance Corporation.   This account will be carried in the Agent's
     name and designated of record as "Rental Agency Account for New
     Forest".

12.  Enforcement of Leases.   The Agent will secure full compliance by each
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     tenant with the terms of his lease.  Subject to the pertinent procedures prescribed in the Management Plan, the Agent may lawfully terminate any tenancy when, if in the Agent's judgment, sufficient cause (including but not limited to nonpayment of rent) for such termination occurs under the terms of the tenant's lease. For this purpose, the Agent is authorized to consult with legal counsel to be designated by the Owner, to bring actions for eviction and to execute notices to vacate and judicial pleadings incident to such actions; provided, however, the Agent keeps the Owner informed of such actions and follows such instructions as the Owner may prescribe for the conduct of any such action. Subject to the Owner's approval, attorney fees and other necessary costs incurred in connection with such actions will be paid out of the Rental Agency Account as Project expenses.

13.  Maintenance and Repair.   The Agent will cause the Project to be
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     maintained and repaired in accordance with the Management Plan and local codes, and in a condition at all times acceptable to the Owner and the Secretary, including but not limited to cleaning, painting, decorating, plumbing, carpentry, grounds care, and such other maintenance and repair work as may be necessary, subject to any limitations imposed by the Owner in addition to those contained herein:

     Incident thereto, the following provisions will apply:

     a. Special attention will be given to preventive maintenance and, to the greatest extent feasible, the services of regular maintenance employees will be used.

     b.   Subject to the Owner's prior approval, the Agent will contract with qualified independent contractors for the maintenance and repair of air-conditioning systems and for extraordinary repairs beyond the capability of regular maintenance employees.
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     c.   The Agent will systematically and promptly receive and investigate all service requests from tenants, take such action thereon as may be justified, and will keep records of the same. Emergency requests will be received and serviced on a twenty-four (24) hour basis. Complaints of a serious nature will be reported to the Owner after investigation.

     d. The Agent is authorized to purchase all materials, equipment, tools, appliances, supplies, and services necessary to proper maintenance and repair.

     e. Notwithstanding any of the foregoing provisions, the prior approval of the Owner will be required for any expenditure which exceeds One Thousand Dollars ($1,000.00) in any one instance for labor, materials, or otherwise in connection with the maintenance and repair of the Project, except for recurring expenses within the limits of the operating budget or emergency repairs involving manifest danger to persons or property, or required to avoid suspension of any necessary service to the Project. In the latter event, the Agent will inform the Owner of the facts as promptly as possible.

14.  Utilities and Services.  In accordance with the Management Plan and the
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     operating budget, the Agent will make arrangements for water, electricity, gas, fuel oil, sewage and trash disposal, vermin extermination, decorating, laundry facilities, and telephone services. Subject to the Owner's prior approval, the Agent will make such contracts as may be necessary to secure such utilities and services.

15.  Employees.  The Management Plan prescribes the number, qualifications and
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     duties of the personnel to be regularly employed in the management of the
     Project, including a Leasing Agent, a Resident Relations Agent, a Maintenance Man, bookkeeping, clerical, and other managerial employees. All such personnel will be employees of the Project and not the Agent and will be paid directly by the Project out of the Rental Agency Account, but will be hired, supervised and discharged through the Agent, subject to the following conditions:

     a. As more particularly described in the Management Plan, the Leasing Agent will have duties of the type usually associated with that position, and the Resident Relations Agent will be responsible for the daily operations of the Project. Each will be directly responsible to the Agent's Project Manager or other officer, and neither will have authority to supervise or discharge the other. Nevertheless, they will coordinate their activities in the interest of good overall management.

     b. Unless otherwise specified in the Management Plan, the compensation (including fringe benefits) of all personnel will be within the Agent's sole discretion, provided minimum wage standards are met.

     c. The Owner will reimburse the Agent for any compensation (including fringe benefits) paid to the Project
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          management and maintenance employees, as prescribed in the Management
          Plan, not otherwise paid directly by the Project, and for all local, state, and Federal taxes and assessments (including but not limited to Social Security taxes, unemployment insurance, and workman's compensation insurance) incident to the employment of such personnel. Such reimbursements will be paid out of the Rental Agency Account and will be treated as Project expenses.

     d. Compensation (including fringe benefits) payable to the Project staff and other assessments incident to the employment of such personnel, will be borne solely by the Project, and will not be paid out of the Agent's fee.

     e. The Agent will establish and follow an employment policy that affords residents of the Project maximum opportunities for employment in the management and operation of the Project and, to the extent consistent with that consideration, employment opportunities to lower-income persons in the area. While personnel will be employed primarily on the basis of ability, the Agent will make conscientious efforts to provide special assistance and training for Project residents and members of minority groups who are not initially qualified.

     f. Notwithstanding any of the foregoing provisions, direct payments may be made to all employees and personnel and for expenses of the Project in accordance with HUD Handbook 4381.5 and this Section 15 shall be construed in conformity with and shall be controlled by the provisions of such Handbook as amended or administratively interpreted by the Secretary.

16.  Disbursements from Rental Agency Account.
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     a.   From the funds collected and deposited by the Agent in the Rental
          Agency Account pursuant to Section 11 above, the Agent will make the following disbursements promptly when payable:

          1. Compensation payable to Employees in accordance with Section 15 above, including reimbursement to the Agent for compensation paid to employees in accordance with Subsection 15c above, and for the taxes and assessments payable to local, state, and Federal governments in connection with the employment of such personnel.

          2. The total aggregate payment required to be made monthly, by the Owner to the Mortgagee,including the amounts due under the mortgage for principal amortization, interest, mortgage insurance premium, ground rents, taxes and assessments, fire and other hazards insurance premiums, and the amount specified in the Regulatory Agreement for allocation to the Reserve for Replacements.
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          3.   All sums otherwise due and payable by the Owner as expenses of the Project authorized to be incurred by the Agent under the terms of this Agreement, including compensation payable to the Agent, pursuant to Section 26 below, for its service hereunder.

     b. Except for the disbursements mentioned in the Subsection 16a above, funds will be disbursed or transferred from the Rental Agency Account only as the Owner may from time to time direct in writing.

     c. In the event that the balance in the Rental Agency Account is at any time insufficient to pay disbursements due and payable under Subsection 16a above, the Agent will inform the Owner of that fact and the Owner will then remit to the Agent sufficient funds
          to cover the deficiency.   In no event will the Agent be required
          to use its own funds to pay such disbursements.

17.  Budgets.  Annual operating budgets for the Project will be as approved
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     by the Owner.   Except as permitted under Subsection 13e above, annual
     disbursements for each type of operating expense itemized in the budget will not exceed the amount authorized by the approved budget.
     In addition to preparation and submission of a recommended operating budget for the initial fiscal year (as provided in Subsection 6a above), the Agent will prepare a recommended operating budget for each subsequent fiscal year beginning during the term of this Agreement, and will submit the same to the Owner at least thirty (30) days before
     the beginning of the fiscal year.   The Owner will promptly inform the
     Agent of any changes incorporated in the approved budget, and the Agent will keep the Owner informed of any anticipated deviation from the receipts or disbursements stated in the approved budget.

18.  Records and Reports.  In addition to the requirements specified in the
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     Management Plan or in other provisions of this Agreement, the Agent will have the following responsibilities with respect to records and reports:

     a. The Agent will establish and maintain a comprehensive system of records, books, and accounts in a manner conforming to the directives of the Secretary, and otherwise satisfactory to the
          Owner and the Consenting Parties.   All records, books, and
          accounts will be subject to examination at reasonable hours by any authorized representative of the Owner or either of the Consenting Parties.

     b. With respect to each fiscal year ending during the term of this Agreement, the Agent will have an annual financial report prepared by a Certified Public Accountant or other person
          acceptable to the Owner and Secretary, based upon the preparer's examination of the books and records of the Owner and the Agent.
          The report will be prepared in accordance with the directives of the Secretary, will be certified by the preparer and the Agent, and will be submitted to the
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          Owner within sixty (60) days after the end of the fiscal year, for the
          Owner's further certification and submission to the Secretary and the Mortgagee. Compensation for the preparer's services will be paid out of the Rental Agency Account as an expense of the Project.

     c. The Agent will prepare a monthly report comparing actual and budgeted figures for receipts and disbursements, and will submit each such report to the Owner within fifteen (15) days after the end of the month covered.

     d. The Agent will furnish such information (including occupancy reports) as may be requested by the Owner or the Secretary from time to time with respect to the financial, physical, or operational condition of the Project.

     e. By the fifteenth (15th) day of each month, the Agent will furnish the Owner with an itemized list of all delinquent accounts, including rental accounts, as of the tenth (10th) day of the same month.

     f. During rent-up (the period it takes a project to reach 95% occupancy) the Agent will furnish by the tenth (10th) day of each month, the Owner and HUD with a statement of receipts and disbursements during the previous month, and with a schedule of accounts receivable and payable, and reconciled bank statements for the Rental Agency Account and Deposit Account as of the end of the previous month.

     g. If, after the Project reaches sustaining (95%) occupancy, the rental collections fall below operating expenses for a subtained period of sixty (60) days, the Agent will immediately send written notification of the same to the appropriate HUD
          Area/Insuring Office.

     h. Except as otherwise provided in the Agreement, all indirect bookkeeping, clerical, and other management overhead expenses (including but not limited to costs of office supplies and equipment, data processing services, postage, transportation for managerial personnel, and telephone services) will be borne by the Agent out of his own funds and will not be treated as Project expenses.

19.  Fidelity Bond.   The Agent will furnish at its own expense, a fidelity
     -------------
     bond in the principal sum of $431,340, which is at least equal to the gross potential income for two months and is conditioned to protect the Owner and the Consenting Parties against misappropriation of Project funds by the Agent and Agent's employees and on-site employees
     expressed in Section 15.   The terms and conditions of the bond, and
     the surety thereon, will be subject to the approval of the Owner and the Consenting Parties.

20.  Bids and Purchase Discounts, Rebates or Commissions.  The Project
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     Owner and Management Agent agree to obtain contract materials, supplies and services at the lowest possible cost and on the terms most advantageous to the project and to secure and credit to the project all discounts, rebates or commissions obtainable with respect to purchases, service contracts and other transactions on behalf of the project. The Project Owner and the Management Agent agree that all goods and services purchased from individuals or companies having an identity-of-interest with the Agent, Project Owner or Management Agent shall be purchased at costs not in excess of those that would be incurred in making arms-length purchases on the open market.

     The Management Agent shall solicit written cost estimates (i.e., bids) from at least three contractors or suppliers for any work item which the Project Owner or the Secretary estimates will cost $5,000 or more and for any contract or ongoing supply or service arrangement which is
     estimated to exceed $5,000 per year.   The Management Agent agrees to
     accept the bid which represents the lowest price taking into consideration the bidder's reputation for quality of workmanship or materials and timely performance, and the time frame within which the service or goods are needed. For any contract or ongoing supply or service arrangement obtainable from more than one source and estimated to cost less than $5,000, the Management Agent shall solicit verbal or written cost estimates, as necessary to assure that the project is obtaining services, supplies and purchases at the lowest possible
     cost.   The Management Agent must make a written record of any verbal
     estimate obtained.   Copies of all required bids and documentation of
     all other written or verbal cost comparisons made by the Management Agent shall be made part of the project's records and shall be
     retained for three years from the date the work was completed.   This
     documentation shall be subject to inspection by the Secretary or his/her designee and the Management Agent agrees to submit such documentation upon request.

     The Management Agent further agrees to include the following clause in any contract entered into with an identity-of-interest firm for provision of goods or services to the project, the cost of which
     services are to be paid from project funds:   "Upon request by the
     (Project Owner or Management Agent) or the Secretary, (name of contractor or supplier) will make available to the Secretary at a reasonable time and place; (name of contractor or supplier) records which relate to goods or services provided to the project." The Management Agent agrees to request such records from the contractor or supplier within seven days of receipt of a written request from the Secretary or his/her designee.

     The Management Agent agrees to make available to the Secretary all records of the Agent's management company and its identify-of-interest company(s), if any, which relate to the provision of goods or services to the project whenever project funds have been used to pay for such goods and/or services (other than management services).

     In the event charges levied by an identity-of-interest firm exceed charges which were or would have been levied by non-identity-of-interest firms for similar services or materials, the Project Owner, at the request of the Department shall refund any excessive amounts which were paid from the project funds. If the Project Owner and Field Office cannot agree as to the amount of refund due, the Loan Management Branch Chief shall request the Office of the Inspector General to review the Management Agent's or identity-of-interest firm's records related to the transactions under review. The Inspector General shall provide the Loan Management Branch Chief with an estimate of the amount of refund due. The Deputy Director of Housing Management and the Chief shall notify the Project Owner of the amount of refund due. Within 20 days of the receipt of the Field Office's letter, the Project Owner shall refund any amounts found to be excessive.

21.  Tenant-Management Relations.   The Agent will encourage and assist
     ---------------------------
     residents of the Project in forming and maintaining representative organizations to promote their common interests, and will maintain good faith communication with such organizations to the end that problems affecting the Project and its residents may be avoided or solved on the basis of mutual self-interest.

22.  On-site Management Facilities.   Subject to the further agreement of
     -----------------------------
     the Owner and Agent as to more specific terms, the Agent will maintain a management office within the project.

23.  Insurance.   The Owner will inform the Agent of insurance to be
     ---------
     carried with respect to the Project and its operations, and the Agent will cause such insurance to be placed and kept in effect at all times. The Agent will pay premiums out of the Rental Agency Account, and premiums will be treated as a Project expense. All insurance will be placed with such companies, on such conditions, in such amounts and with such beneficial interests appearing thereon as shall be acceptable to the Owner and Consenting Parties, and shall be otherwise in conformity with the mortgage; provided that the name will include public liability coverage, with the Agent designated as one of the insured, in amounts acceptable to the Agent as well as the Owner
     and the Consenting Parties.   The Agent will investigate and furnish
     the Owner with full reports as to all accidents, claims, and potential claims for damage relating to the Project, and will cooperate with the Owner's insurers in connection therewith.

24.  Compliance with Government Orders.  The Agent will take such actions
     ---------------------------------
     as may be necessary to comply promptly with any and all governmental orders or other requirements affecting the Project, whether imposed by Federal, state, county or municipal authority, subject, however to the limitation stated in Subsection 13e with respect to repairs. Nevertheless, the Agent shall take no such action so long as the owner is contesting, or has affirmed its intention to contest, any such
     order or requirement.   The Agent will notify the Owner in writing of
     all notices of such orders or other requirements, within seventy-two
     (72) hours from the time of their receipts.

25.  Nondiscrimination.   In the performance of its obligations under this
     -----------------
     Agreement, the Agent will comply with the provisions of any Federal, state or local law prohibiting discrimination in housing on the grounds of race, color, sex creed or national origin, including Title VI of the Civil Rights Act of 1964 (Public Law 88-352, 78 Stat. 241), all requirements imposed by or pursuant to the Regulations of the Secretary (24 CFR: Subtitle A, Part 1) issued pursuant to that Title; regulations issued pursuant to Executive Order 11063, and Title VIII of the 1968 Civil Rights Act.

26.  Agent's Compensation.
     --------------------

     a. The Agent will be compensated for its services under this Agreement by monthly fees, to be paid out of the Rental Agency Account and treated as Project expenses. Such fees will be payable on the 1st day of each month. Each such monthly fee will be an amount equal to 4.0 percent of gross collections received
          during the preceding month.   Gross collections include rental
          income and income from other sources such as coin-operated laundry equipment.

27.  Term of Agreement.   This Agreement shall be in effect for a period of
     -----------------
     two years beginning on the date of initial closing and shall automatically renew for one year periods, subject, however to the following conditions:

     a. This Agreement will not be binding upon the Principal Parties until endorsed by the Consenting Parties.

     b. This Agreement may be terminated by the mutual consent of the Principal Parties as of the end of any calendar month, provided at least thirty (30) days advance written notice thereof is given to each of the Consenting Parties.

     c. In the event a petition in bankruptcy is filed by or against either of the Principal Parties, or in the event either makes an assignment for the benefit of creditors or takes advantage of any insolvency act, the other party may terminate this Agreement without notice to the other, provided prompt written notice of such termination is given to each of the Consenting Parties.

     d. It is expressly understood and agreed by and between the Principal Parties that the Secretary or the Mortgagee shall have the right to terminate this Agreement at the end of any calendar month, with or without cause, on thirty (30) days advance written notice to each of the Principal Parties, except that in the event of a default by the Owner under its Articles of Incorporation under the obligation of the mortgage, the Secretary or the Mortgagee may terminate this Agreement immediately upon the issuance of a notice of cancellation to each of the Principal Parties. It is further understood and agreed that no liability will attach to either of the Principal parties in the event of such termination.

     e. Upon termination, the Agent will submit to the Owner any financial statements required by the Secretary and, after the Principal Parties have accounted to each other with respect to all matters outstanding as of the date of termination, the Owner will furnish the Agent security, in form and principal amount satisfactory to the Agent, against any obligations or liabilities the Agent may properly have incurred on behalf of the Owner hereunder.

28.  Interpretative Provisions.
     -------------------------

     a. At all time, this Agreement will be subject and subordinate to all rights of the Secretary, and will inure to the benefit of and constitute a binding obligation upon the Principal Parties and
          their respective successors and assigns.   To the extent that
          this Agreement confers rights upon the Consenting Parties, it will be deemed to inure to their benefit, but without liability to either, in the same manner and with the same effect as though the Consenting Parties were primary parties to the Agreement.

     b. This Agreement constitutes the entire agreement between the Owner and the Agent with respect to the management and operation of the Project, and no change will be valid unless made by supplemental written agreement, executed and approved by the consenting Parties as well as the Principal Parties.

     c. This Agreement has been executed in four (4) counterparts, each of which shall constitute a complete original Agreement, which may be introduced in evidence or used for any other purpose without production of any other counterparts.

     d. The provision of this Agreement shall be subject to and construed in conformity with the provision of HUD Handbook 4381.5 as
          amended or administratively interpreted by the Secretary.   In
          the event of a conflict between the provisions of this Agreement and the said handbook, the provisions of the Handbook shall control.


IN WITNESS WHEREOF, the Principal Parties (by their authorized officers) have executed this Agreement on the date first above written.

                         INTERSTATE GENERAL CORPORATION, General Partner for Chastleton Apartments Associates


                         OWNER:    Interstate General Corporation


                         BY:       /s/ Edwin L. Kelly
                                   -------------------------------------
                                   Edwin L. Kelly



                         MANAGING AGENT:  Interstate General Company L.P


                         BY:       /s/ Charles E. Stuart
                                   -------------------------------------
                                   Charles E. Stuart


                         MORTGAGEE:  National Bank of Washington

                  HOUSING MANAGEMENT AGREEMENT AMENDMENT


As of January 1, 1987, the Management Agreement for Chastleton Associates, currently under submission to and being reviewed by the Department of Housing and Urban Development (as of 9-30-86), is to be amended as follows:

1.   Delete Interstate General Properties Limited Partnership as Managing
     Agent.

2.   Add Interstate General Company L.P. as Managing Agent.

IN WITNESS WHEREOF, the Principal Parties (by their duly authorized Officers) have executed this Amendment to the Agreement on the 12th day of December, 1986.


WITNESS:                      INTERSTATE GENERAL PROPERTIES
                              LIMITED PARTNERSHIP

/s/ ^^ILLEGIBLE??             SPONSOR:
------------------------
                              By:  /s/ Raymond E. Keeney
                                   ---------------------------------
                                   Raymond E. Keeney, Vice President


WITNESS:                      MANAGING AGENT:  INTERSTATE GENERAL
                                               COMPANY L.P.
/s/ ^^ILLEGIBLE??
------------------------      By:  INTERSTATE GENERAL CORPORATION,
                                   General Partner

                              By:  /s/ Edwin L. Kelly
                                   ----------------------------------
                                   Edwin L. Kelly, Sr. Vice President

                  HOUSING MANAGEMENT AGREEMENT AMENDMENT



As of January 1, 1987, the Management Agreement for Chastleton Associates, currently under submission to and being reviewed by the Department of Housing and Urban Development (as of 9-30-86), is to be amended as follows:

1. Effective January 1, 1987, the term of the Management Agreement shall be annual (January 1 through December 31) with automatic yearly renewals. The agreement may be cancelled at any time after thirty (30) days written notice by either party.

2.   Effective January 1, 1987, the Agent's compensation, as outlined under
Section 26(a), shall be computed at 5.0% of gross collections.

IN WITNESS WHEREOF, the Principal Parties (by their duly authorized Officers) have executed this Amendment to the Agreement on the 26th day of February, 1987.


WITNESS:                           INTERSTATE GENERAL COMPANY L.P.

                                   SPONSOR:
/s/ Gerald Morosek
----------------------------       By:  /s/ Raymond E. Keeney
                                        ---------------------------------
                                        Raymond E. Kenney, Vice President


WITNESS:                           MANAGING AGENT:  INTERSTATE GENERAL
                                                    COMPANY L.P.

/s/ Gerald Morosek                 By:  /s/ Edwin L. Kelly
----------------------------            ----------------------------------
                                        Edwin L. Kelly, Sr. Vice President

                  HOUSING MANAGEMENT AGREEMENT AMENDMENT



As of January 1, 1993, the Management Agreement for Chastleton Associates, dated January 1, 1987, is to be amended as follows:

Effective January 1, 1993, the Agent's compensation, as outlined under
Section 26(a), shall be computed at 2.5% of gross collections.

IN WITNESS WHEREOF, the Principal Parties (by their duly authorized Officers) have executed this Amendment to the Agreement on the 11th day of March 1993.


WITNESS:                           CHASTLETON ASSOCIATES
                                   BY:  INTERSTATE BUSINESS CORPORATION
                                        GENERAL PARTNER

                                   SPONSOR:

/s/ Linda Horty                    By:  /s/ J. Michael Wilson
--------------------------              ------------------------------
                                        J. Michael Wilson
                                        Vice President


WITNESS:                           MANAGING AGENT:  INTERSTATE GENERAL
                                                    COMPANY L.P.


/s/ Linda Horty                    By:  /s/ Paul Resnik
---------------------------             -------------------------------
                                        Paul Resnik
                                        Senior Vice President

                  HOUSING MANAGEMENT AGREEMENT AMENDMENT


As of January 1, 1998, the Management Agreement for Chastleton Apartments Associates dated January 1, 1987, is to be amended as follows:

1.   Delete Interstate General Company L.P. as Managing Agent.

2.   Add American Rental Management Company as Managing Agent.

IN WITNESS WHEREOF, the Principal Parties (by their duly authorized Officers) have executed this Amendment to the Agreement on the 1st day of December, 1997.


WITNESS:                           INTERSTATE GENERAL COMPANY L.P.

                                   SPONSOR:

/s/ Lisa D. Sweeney                By:  /s/ Edwin L. Kelly
-----------------------                 --------------------------
                                        Edwin L. Kelly, President


WITNESS:                           MANAGING AGENT:  AMERICAN RENTAL
                                             MANAGEMENT COMPANY
/s/ Lisa D. Sweeney
------------------------           By:  /s/ Edwin L. Kelly
                                        ---------------------------
                                        Edwin L. Kelly, President